      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 6, 2000


                                                      REGISTRATION NO. 333-36330
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 4

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           AXCELIS TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 3559                                34-1818596
   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)                IDENTIFICATION NO.)

                              55 CHERRY HILL DRIVE
                               BEVERLY, MA 01915
                                 (978) 232-4000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                                BRIAN R. BACHMAN
                           AXCELIS TECHNOLOGIES, INC.
                              55 CHERRY HILL DRIVE
                               BEVERLY, MA 01915
                                 (978) 232-4000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

          MICHAEL C. MCLEAN                       J. ROBERT HORST                        JONATHAN JEWETT
      KIRKPATRICK & LOCKHART LLP                 EATON CORPORATION                     SHEARMAN & STERLING
       HENRY W. OLIVER BUILDING                 1111 SUPERIOR AVENUE                   599 LEXINGTON AVENUE
        535 SMITHFIELD STREET                  CLEVELAND, OHIO 44114                 NEW YORK, NEW YORK 10022
 PITTSBURGH, PENNSYLVANIA 15222-2312

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the Securities and Exchange Commission registration fee and the NASD registration fee. We have agreed to pay these costs and expenses.

                            ITEM                                AMOUNT
                            ----                                ------
Securities and Exchange Commission registration fee.........  $  132,000
NASD registration fee.......................................      30,500
Nasdaq Stock Market application fee.........................      95,000
Blue Sky qualification fees and expenses....................       9,500
Legal fees and expenses.....................................   1,000,000
Accounting fees and expenses................................     750,000
Transfer agent and registrar fees...........................      20,000
Printing and engraving expenses.............................     600,000
Miscellaneous...............................................     363,000
                                                              ----------
     Total..................................................  $3,000,000
                                                              ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     We are incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     Our Amended and Restated Certificate of Incorporation and Bylaws, as amended, provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law.

     All of our directors and officers will be covered by insurance policies maintained by us against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended. In addition, we have entered into indemnity agreements with our directors and executive officers (a form of which is filed as Exhibit 10.2 to this

Registration Statement) that obligate us to indemnify such directors and executive officers to the fullest extent permitted by the General Corporation Law.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.

     The following exhibits are filed as part of this registration statement:


 EXHIBIT
 NUMBER                            DESCRIPTION
 -------                           -----------
 1.1       Form of Underwriting Agreement (previously filed)
 2.1       Master Separation and Distribution Agreement between Eaton
           Corporation and the registrant (previously filed)
 2.2       General Assignment and Assumption Agreement between Eaton
           Corporation and the registrant (previously filed)
 2.3       Trademark License Agreement between Eaton Corporation and
           the registrant (previously filed)
 2.4       Employee Matters Agreement between Eaton Corporation and the registrant (previously filed)
 2.5       Tax Sharing and Indemnification Agreement between Eaton
           Corporation and the registrant (previously filed)
 2.6       Transitional Services Agreement between Eaton Corporation
           and the registrant (previously filed)
 2.7       Real Estate Matters Agreement between Eaton Corporation and the registrant (previously filed)
 2.8       Indemnification and Insurance Matters Agreement between
           Eaton Corporation and the registrant (previously filed)
 2.9       Purchase and Sale Agreement dated December 29, 1995 by and between Eaton Corporation and Eaton Semiconductor Equipment,
           Inc. (previously filed)
 2.10      Agreement and Plan of Merger dated as of June 30, 1997 among
           Eaton Corporation, ETN Acquisition Corp., a wholly-owned
           subsidiary of Eaton and Fusion Systems Corporation
           (incorporated by reference to Exhibit 99.1 to the
           Solicitation/Recommendation Statement filed on Schedule
           14D-9 by Fusion Systems Corporation on July 7, 1997.)
 3.1       Amended and Restated Certificate of Incorporation of the
           registrant (previously filed)
 3.2       Bylaws of the registrant, as amended (previously filed)
 4.1       Specimen Stock Certificate (previously filed)
 4.2       Rights Agreement between the registrant and the rights agent named therein (previously filed)
 5.1       Opinion of Kirkpatrick & Lockhart LLP (previously filed)
10.1       2000 Stock Plan (previously filed)
10.2       Form of Indemnification Agreement entered into by the
           registrant with each of its directors and executive officers
           (previously filed)
10.3       Form of Change in Control Agreement between the registrant and certain of its executive officers (previously filed)
10.4       Employment Agreement between the registrant and Brian R.
           Bachman (previously filed)
10.5       Employment Agreement between the registrant and Mary G. Puma
           (previously filed)
10.6+      Organization Agreement dated December 3, 1982 between Eaton
           Corporation and Sumitomo Heavy Industries, Ltd. relating to
           Sumitomo Eaton Nova Corporation, as amended (previously
           filed)
10.7+      Master License Agreement dated January 16, 1996 between
           Eaton Corporation and Sumitomo Eaton Nova Corporation (filed herewith)
21.1       Subsidiaries of the registrant (filed herewith)
23.1       Consent of Ernst & Young LLP (previously filed)

 EXHIBIT
 NUMBER                            DESCRIPTION
 -------                           -----------
23.2       Consent of Kirkpatrick & Lockhart LLP (previously filed in
           Exhibit 5.1)
23.3       Consent of Mary G. Puma (previously filed)
23.4       Consent of Ned C. Lautenbach (previously filed)
23.5       Consent of Philip S. Paul (previously filed)
23.6       Consent of Naoki Takahashi (previously filed)
23.7       Consent of Gary L. Tooker (previously filed)
24.1       Power of Attorney (previously filed)
27.1       Financial Data Schedule (previously filed)

---------------
+ Certain portions of this exhibit have been omitted based upon a request for confidential treatment filed by the Company with the Secretary of the Commission on June 15, 2000. The omitted portions of this exhibit have been separately filed with the Secretary of the Commission.

     (b) Financial Statement Schedules.

     Financial statement schedules have been omitted because they are inapplicable, are not required under applicable provisions of Regulation S-X, or the information that would otherwise be included in such schedules in contained is the registrant's financial statements or accompanying notes.

ITEM 17.  UNDERTAKINGS

     The Registrant hereby undertakes to provide the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted as to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payments by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

          (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on July 6, 2000.


                                          AXCELIS TECHNOLOGIES, INC.

                                          By: /s/ BRIAN R. BACHMAN
                                            ------------------------------------

                                          Title: Vice Chairman and Chief
                                                 Executive Officer
                                             -----------------------------------


                                                            TITLE
                                                            -----
*BRIAN R. BACHMAN                      Vice Chairman, Chief Executive Officer and       July 6, 2000
                                       Director (Principal Executive Officer)

*KEVIN M. BISSON                       Vice President and Controller                    July 6, 2000
                                       (Principal Financial and Accounting Officer)

*STEPHEN R. HARDIS                     Director, Chairman                               July 6, 2000

*ALEXANDER M. CUTLER                   Director                                         July 6, 2000

                                       *By: /s/ J. ROBERT HORST
                                           -------------------------------------------
                                           Pursuant to Power of Attorney

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER                            DESCRIPTION
 -------                           -----------
 1.1       Form of Underwriting Agreement (previously filed)
 2.1       Master Separation and Distribution Agreement between Eaton
           Corporation and the registrant (previously filed)
 2.2       General Assignment and Assumption Agreement between Eaton
           Corporation and the registrant (previously filed)
 2.3       Trademark License Agreement between Eaton Corporation and
           the registrant (previously filed)
 2.4       Employee Matters Agreement between Eaton Corporation and the registrant (previously filed)
 2.5       Tax Sharing and Indemnification Agreement between Eaton
           Corporation and the registrant (previously filed)
 2.6       Transitional Services Agreement between Eaton Corporation
           and the registrant (previously filed)
 2.7       Real Estate Matters Agreement between Eaton Corporation and the registrant (previously filed)
 2.8       Indemnification and Insurance Matters Agreement between
           Eaton Corporation and the registrant (previously filed)
 2.9       Purchase and Sale Agreement dated December 29, 1995 by and between Eaton Corporation and Eaton Semiconductor Equipment,
           Inc. (previously filed)
 2.10      Agreement and Plan of Merger dated as of June 30, 1997 among
           Eaton Corporation, ETN Acquisition Corp., a wholly-owned
           subsidiary of Eaton and Fusion Systems Corporation
           (incorporated by reference to Exhibit 99.1 to the
           Solicitation/Recommendation Statement filed on Schedule
           14D-9 by Fusion Systems Corporation on July 7, 1997.)
 3.1       Amended and Restated Certificate of Incorporation of the
           registrant (previously filed)
 3.2       Bylaws of the registrant, as amended (previously filed)
 4.1       Specimen Stock Certificate (previously filed)
 4.2       Rights Agreement between the registrant and the rights agent named therein (previously filed)
 5.1       Opinion of Kirkpatrick & Lockhart LLP (previously filed)
10.1       2000 Stock Plan (previously filed)
10.2       Form of Indemnification Agreement entered into by the
           registrant with each of its directors and executive officers
           (previously filed)
10.3       Form of Change in Control Agreement between the registrant and certain of its executive officers (previously filed)
10.4       Employment Agreement between the registrant and Brian R.
           Bachman (previously filed)
10.5       Employment Agreement between the registrant and Mary G. Puma
           (previously filed)
10.6+      Organization Agreement dated December 3, 1982 between Eaton
           Corporation and Sumitomo Heavy Industries, Ltd. relating to
           Sumitomo Eaton Nova Corporation, as amended (previously
           filed)
10.7+      Master License Agreement dated January 16, 1996 between
           Eaton Corporation and Sumitomo Eaton Nova Corporation (filed herewith)
21.1       Subsidiaries of the registrant (filed herewith)
23.1       Consent of Ernst & Young LLP (previously filed)
23.2       Consent of Kirkpatrick & Lockhart LLP (previously filed in
           Exhibit 5.1)
23.3       Consent of Mary G. Puma (previously filed)
23.4       Consent of Ned C. Lautenbach (previously filed)

 EXHIBIT
 NUMBER                            DESCRIPTION
 -------                           -----------
23.5       Consent of Philip S. Paul (previously filed)
23.6       Consent of Naoki Takahashi (previously filed)
23.7       Consent of Gary L. Tooker (previously filed)
24.1       Power of Attorney (previously filed)
27.1       Financial Data Schedule (previously filed)

---------------
+ Certain portions of this exhibit have been omitted based upon a request for confidential treatment filed by the Company with the Secretary of the Commission on June 15, 2000. The omitted portions of this exhibit have been separately filed with the Secretary of the Commission.